70 Maxess Road ▪ Melville, NY  11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS CORP. REPORTS FOURTH QUARTER
AND FULL-YEAR RESULTS FOR FISCAL 2009

MELVILLE, N.Y., April 29, 2009 --- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive electronic components, today reported financial and operating results for the fourth quarter and year ended February 28, 2009.

For the fiscal year ended February 28, 2009, net sales increased to $750,954,000 from $747,170,000 in the comparable period last year, an increase of 0.5%.  Net sales for the fourth quarter decreased to $150,770,000 from $193,683,000 for the comparable period last year, a decrease of 22.2%.

Arthur Nadata, Chairman of the Board and Chief Executive Officer of Nu Horizons stated, "The worldwide economic recession severely impacted the fourth quarter and the company reported lower sales in the United States ("U.S.") and Asia, as compared to the fourth quarter of fiscal 2008.  European sales increased due to growth in Germany and Eastern Europe but from a relatively low base.  We have reduced our cost of operations to adjust for the lower product demand.  In our efforts to right size the company’s cost structure, we reduced our worldwide workforce by an aggregate of 100 employees (which represented 12% of our organization at October 31, 2008) and we decreased salaries and commissions.  Management estimates that the consequences of these and other cost containment actions should result in fiscal 2010 cost savings of approximately $10,000,000 to $12,000,000.  Additionally, early in the first quarter of fiscal 2010, a one-week furlough was implemented, which provided a one-time cost benefit of approximately $600,000.  Finally, we expect to incur lower professional fees in fiscal 2010."

The company reported a net loss for the year ended February 28, 2009 of $(9,235,000), or $(0.51) per diluted share compared to net income of $2,519,000 or $0.14 per diluted share last year.  The net loss for the current quarter was $(10,732,000) or $(0.59) per diluted share, compared with a net income of $424,000 or $0.02 per diluted share in the same period last year.  The loss for the year and quarter ended February 28, 2009 includes a non-cash goodwill impairment charge totaling $7,443,000 or $0.41 per diluted share.

Goodwill represents the excess of the cost of a business acquired over the fair value of the net assets at the date of acquisition. Under accounting principles generally accepted in the United States ("GAAP"), goodwill is not amortized, but rather tested for impairment at least annually.  The company performed an analysis which indicated that the fair value of one reporting unit was below its carrying value as of the end of the fourth quarter of fiscal 2009.  Accordingly, the company has recognized a non-cash goodwill impairment charge of $7,443,000 in its fourth quarter of fiscal 2009 results.  Since the charge is non-cash in nature, it does not affect the company’s liquidity or cash flows from operating activities, and will not have any impact on future operations.

In fiscal 2009, the company generated $56,088,000 of cash from operations, approximately $46,503,000 of debt was repaid, and, at February 28, 2009, the company had $147,141,000 in working capital.  For the year ended February 28, 2009, the inventory turns and daily sales outstanding improved to 5.6 turns and 54 days, respectively.  Total bank debt was down to $23,400,000 at  February 28, 2009.  At February 28, 2009, the company  was not in compliance  with certain covenants under its U.S. credit line and subsequently received an amendment and a waiver of such covenants  from its U.S. bank lending group.  In connection with this amendment, the amount of the U.S. credit line was reduced to $120,000,000 from $150,000,000 and the interest rate payable under its U.S. revolving credit line was increased to the U.S. prime rate plus 1.75% or Libor plus 3.5%, at the option of the company.  After giving effect to the reduction in the unused fees payable due to the decrease in the amount of the credit line and the increase in interest rate and commitment fees, based on the company’s average borrowings during fiscal 2009, the amendment is expected to increase interest and related bank expenses during fiscal 2010.  At February 28, 2009, after giving effect to the amendment, the company had $79,350,000 in aggregate available under all of its bank credit facilities.

Mr. Nadata said, "We expect fiscal 2010 to be a difficult year for our industry and Nu Horizons.  We have taken corrective actions which, together with our strong balance sheet, are expected to permit the company to navigate the economic recession. We are prepared, particularly if revenues do not improve over those reported for the fourth quarter of fiscal 2009 to take additional cost-cutting actions. Despite the impact of the unfavorable economic conditions, we are encouraged by our 11.6% growth year-over-year in Demand Creation revenue and a 19% increase in Design Win registrations.  Additionally, we are enthusiastic about the previously announced launch of our new business unit in Asia called Origin Electronics aimed at strengthening our presence in the Asia Pacific technology marketplace.  Building on Nu Horizons' core business philosophy of design support for customers and suppliers, Origin will focus on demand creation for new products in a variety of vertical markets and applications.  Origin Electronics recently also announced its flagship supplier, Lattice Semiconductor.  Origin will distribute a full range of Lattice products in Greater China."

The company's results in fiscal 2009 include a number of items noted below that impact comparability with fiscal 2008.  Excluding those items, on an adjusted basis, the net income (loss) per diluted share would have been $0.06 and $(0.14) for the year and fourth quarter ended February 28, 2009, respectively, compared to net income per diluted share of $0.28 and $0.06 in the comparable periods in the prior fiscal year on a comparably adjusted basis.

The company's results for the fiscal year 2009 and fourth quarter include the following items:

•	Noncash goodwill impairment charge of $7,443,000 for both the fourth quarter and the fiscal year;
•	Professional fees associated with the ongoing SEC investigation of Vitesse Semiconductor Corp. of $3,577,000 for the year and $491,000 in the quarter; and
•	Severance cost incurred in the fourth quarter and for the previously announced reduction in workforce for the year of $1,151,000 and $707,000 for the quarter.

See Exhibit B for a reconciliation of GAAP net income to adjusted net income.

Certain Non-GAAP Financial Information
In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles ("GAAP"), the company provides certain non-GAAP financial information relating to net income (loss) and net income (loss) per diluted share, each as adjusted for certain expenses and other items that the company believes impact the comparability of its results of operations. In fiscal 2009, these expenses and other items consist of goodwill impairment, severance, professional fees related to the SEC investigation entitled, "In the Matter of Vitesse Semiconductor Corp." and the related internal investigation conducted by the company's audit committee which was concluded in April 2009 and in fiscal 2008, the expenses consist of professional fees related to the previously mentioned SEC and related internal investigation and the previously reported restatement of the company's financial statements for fiscal 2007 and severance. A reconciliation of the company's non-GAAP financial information to GAAP is set forth in Exhibit B.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company's operating performance and underlying trends in the company's business because management considers the expenses referred to above to be outside the company's normal operating results. This non-GAAP financial information is among the indicators management uses as a basis for evaluating the company's financial and operating performance.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income and net income (loss) per diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

A conference call to further discuss earnings will be held today at 4:30pm Eastern time. The call can be accessed by dialing 877-879-6209, (international, dial 719-325-4784).  The teleconference ID number is 3940450.  A rebroadcast of the call will be available beginning at 7:30pm Eastern time at 888-203-1112 (international, dial 719-457-0820.  The replay passcode is 3940450.  A webcast of the call will also be available, online (both live and after the call), at www.nuhorizons.com

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and electronic manufacturing services providers (EMS). With sales facilities in 58 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at www.nuhorizons.com.

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as "anticipate,""believe,""estimate,""expect,""intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons' management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the current economic and credit crisis, the level of business and consumer spending for electronic products, the amount of sales of the company's products, the competitive environment within the electronics industry, the ability of the company to continue to expand its operations, the financial strength of the company's customers and suppliers and risks and costs related to the pending Vitesse-related SEC investigation. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons' financial condition, results of operations, growth strategy and liquidity. The company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg
Executive Vice President
and Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

(Tables Follow)

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended		For the Three Months Ended
	February 28, 2009	February 29, 2008	February 28, 2009	February 29, 2008

NET SALES	$750,954,000	$747,170,000	$150,770,000	$193,683,000

COSTS AND EXPENSES:
Cost of sales	637,261,000	626,771,000	127,357,000	165,817,000
Selling, general and administrative expenses	113,010,000	112,473,000	26,933,000	28,657,000
Goodwill impairment charge	7,443,000	—	7,443,000	—
	757,714,000	739,244,000	161,733,000	194,474,000

OPERATING INCOME (LOSS)	(6,760,000)	7,926,000	(10,963,000)	(791,000)

OTHER (INCOME) EXPENSE:
Interest expense	3,141,000	4,570,000	579,000	1,420,000
Interest income	(100,000)	(241,000)	(90,000)	(207,000)
	3,041,000	4,329,000	489,000	1,213,000

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES AND MINORITY INTERESTS	(9,801,000)	3,597,000	(11,452,000)	(2,004,000)

Provision (benefit)for income taxes	(837,000)	766,000	(686,000)	(2,423,000)

INCOME (LOSS) BEFORE MINORITY INTERESTS	(8,964,000)	2,831,000	(10,766,000)	419,000

Minority interest in earnings of subsidiaries	271,000	312,000	(34,000)	(5,000)

NET (LOSS) INCOME	$(9,235,000)	$2,519,000	$(10,732,000)	$424,000

NET (LOSS) INCOME PER COMMON SHARE
Basic and diluted	$(.51)	$.14	$(.59)	$.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,043,834	17,931,356	18,069,326	17,939,325
Diluted	18,043,834	18,582,130	18,069,326	18,231,184

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NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	February 28, 2009	February 29, 2008

- ASSETS -
CURRENT ASSETS:
Cash	$4,793,000	$3,886,000
Accounts receivable – less allowances of $3,438,000 and $4,269,000, respectively	111,572,000	150,270,000
Inventories	107,877,000	134,691,000
Deferred tax asset	3,323,000	3,135,000
Prepaid expenses and other current assets	4,979,000	4,306,000
TOTAL CURRENT ASSETS	232,544,000	296,288,000

PROPERTY, PLANT AND EQUIPMENT – NET	4,827,000	4,529,000

OTHER ASSETS:
Cost in excess of net assets acquired	5,020,000	9,925,000
Intangibles – net	3,742,000	2,500,000
Other assets	5,222,000	5,101,000

TOTAL ASSETS	$251,355,000	$318,343,000

- LIABILITIES AND SHAREHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable	$67,133,000	$79,236,000
Accrued expenses	8,202,000	8,615,000
Due to seller	296,000	3,245,000
Bank debt	8,450,000	603,000
Income taxes payable	1,322,000	133,000
TOTAL CURRENT LIABILITIES	85,403,000	91,832,000

LONG TERM LIABILITIES
Bank debt	14,950,000	69,300,000
Due to seller	190,000	—
Executive retirement plan	2,400,000	1,684,000
Deferred tax liability	1,903,000	2,072,000
TOTAL LONG TERM LIABILITIES	19,443,000	73,056,000

MINORITY INTEREST IN SUBSIDIARIES	2,532,000	2,261,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0066 par value, 50,000,000 shares authorized; 18,578,946 and 18,392,457 shares issued and outstanding as of February 28, 2009 and February 29, 2008, respectively	122,000	121,000
Additional paid-in capital	56,386,000	54,979,000
Retained earnings	87,386,000	96,621,000
Other accumulated comprehensive income (loss)	83,000	(527,000)
TOTAL SHAREHOLDERS’ EQUITY	143,977,000	151,194,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$251,355,000	$318,343,000

EXHIBIT A

Quarterly and Fiscal Year Sales Analysis
($ in Thousands)

	FY 2009		FY 2008

		% of		% of
	Q4	Total	Q4	Total
Sales by Geographic Area:
North America	$91,028	60.4%	$125,206	64.6%
Asia	41,053	27.2%	51,974	26.9%
Europe	18,689	12.4%	16,503	8.5%
	$150,770	100.0%	$193,683	100.0%

	FY 2009		FY 2008

		% of		% of
	YTD	Total	YTD	Total
North America	$479,125	63.8%	$512,749	68.7%
Asia	204,361	27.2%	172,932	23.1%
Europe	67,468	9.0%	61,489	8.2%
	$750,954	100.0%	$747,170	100.0%

EXHIBIT B

Adjusted Net (Loss) Income:

The table below presents reconciles reported net (loss) income and earnings per share to Adjusted diluted (loss) earnings per share which gives effect to the core operating results, excluding certain items:

Effect of Certain Items on Net Income And Diluted Earnings Per Share

	Quarter Ended February 28, 2009	Quarter Ended February 29, 2008
	(Unaudited)	(Unaudited)

Reported actual net income (loss)	$(10,732,000)	$424,000
Add: Certain items net of tax (if any):
Goodwill impairment	7,443,000	—
Professional fees(1)	304,000	636,000
Severance(2)	438,000	—
Adjusted net (loss) income	$(2,547,000)	$1,060,000

Adjusted diluted (loss) earnings per share	$(0.14)	$0.06

Diluted shares outstanding	18,069,326	18,231,184

	Twelve Months Ended February 28, 2009	Twelve Months Ended February 29, 2008
	(Unaudited)	(Unaudited)

Reported actual net income (loss)	$(9,235,000)	$2,519,000
Add: Certain items net of tax (if any):
Goodwill impairment	7,443,000	—
Professional fees(1)	2,218,000	2,519,000
Severance(2)	714,000	160,000
Adjusted net income	$1,140,000	$5,198,000

Adjusted diluted earnings per share	$0.06	$0.28

Diluted shares outstanding	18,043,834	18,582,130

Notes:
(1)
Professional fees related to the SEC inquiry related to "In the matter of Vitesse Semiconductor" and in
FY 2008 also includes fees related to the previously reported restatement of our financial statements for fiscal 2007.

(2)	Severance cost associated with the domestic reduction in workforce.

* * * * *